UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2019

The Kraft Heinz Company
(Exact name of registrant as specified in its charter)

Commission File Number: 001-37482

Delaware	46-2078182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One PPG Place, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 456-5700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, $0.01 par value	KHC	The NASDAQ Stock Market LLC

Item 2.02. Results of Operations and Financial Condition.
On May 6, 2019, The Kraft Heinz Company (the “Company”) announced that the Company reached a determination to restate the Company’s consolidated financial statements and related disclosures for the years ended December 30, 2017 and December 31, 2016 included in its Annual Reports on Form 10-K, and to restate each of its quarterly and year-to-date periods in fiscal year 2017 and the quarterly and year-to-date periods for the nine months ended September 29, 2018. For additional information about the restatement and related matters, please see Item 4.02 below.
As previously disclosed, the Company did not file its Annual Report on Form 10-K for the fiscal year ended December 29, 2018 by the prescribed due date. The Company’s further delay in completing such filing is due to the length of time taken to conduct the investigation, which is substantially complete, and taking the necessary time to thoroughly and properly reflect the restatements discussed herein in such report. The Company is working diligently to file its Annual Report on Form 10-K for the fiscal year ended December 29, 2018 as soon as practicable.
Additionally, due to the delays in filing its Annual Report on Form 10-K, the Company will not be able to timely file its Quarterly Report on Form 10-Q for the period ended March 30, 2019.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On May 2, 2019, the Company, in consultation with the Audit Committee of its Board of Directors (the “Audit Committee”), reached a determination that the Company’s consolidated financial statements and related disclosures for the years ended December 30, 2017, and December 31, 2016, included in its Annual Reports on Form 10-K, and for each of the quarterly and year-to-date periods in 2017 and the quarterly and year-to-date periods for the nine months ended September 29, 2018, should no longer be relied upon because of certain misstatements contained in those financial statements. The Company does not believe that such misstatements constitute a quantitatively material misstatement to any individual period presented in the Company’s prior annual or interim financial statements, but due to the qualitative nature of the matters identified in the investigation, including the number of years over which the misconduct occurred and the number of transactions, suppliers, and procurement employees involved, the Company has determined that it is appropriate to correct the misstatements in the Company’s previously issued financial statements through restating such financial statements. The Company also discussed this assessment with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”).
As previously disclosed in the Company’s press release as furnished with its Current Report on Form 8-K filed on February 21, 2019 (the "Earnings Release"), the Company received a subpoena in October 2018 from the SEC related to the Company’s procurement area, more specifically the Company’s accounting policies, procedures, and internal controls related to its procurement function, including, but not limited to, agreements, side agreements, and changes or modifications to its agreements with its suppliers. Following receipt of this subpoena, the Company, together with external counsel and forensic accountants, and under the oversight of the Audit Committee, initiated an investigation into the procurement area, which is now substantially complete. As a result of the findings from the Company's investigation, which identified that several employees in the procurement area engaged in misconduct, the Company has recorded adjustments to correct prior period misstatements that increase the total cost of products sold in prior financial periods, which the Company does not believe constitute a quantitatively material misstatement to any individual period. These misstatements principally relate to the incorrect timing of when certain cost and rebate elements associated with complex supplier contracts and arrangements were initially recognized, and once corrected for, the Company expects to recognize corresponding decreases to costs of products sold in future financial periods. The findings from the investigation did not identify any misconduct by any member of the senior management team. Additionally, the Company has implemented and continues to implement certain remedial actions, including employee personnel actions and certain improvements to its internal controls, to mitigate the likelihood of this occurring in the future. The Company also continues to cooperate fully with the SEC.
In connection with the internal investigation described above, the Company also conducted a comprehensive review of significant supplier contracts to identify other potential misstatements in the timing of the recognition of supplier rebates, incentive payments, and pricing arrangements. The review identified additional misstatements, which may or may not have resulted from the misconduct noted above, primarily related to certain supplier contracts and arrangements where the allocation of value of all or a portion of rebates and up-front payments to contractual elements in the current period should have been deferred and recognized over an applicable contractual period. These misstatements will be corrected for in the same manner as those noted above. The Company corrected these misstatements to defer the up-front consideration from suppliers when the retention or receipt of that consideration was contingent upon future events and to correctly recognize the consideration as a reduction of cost of products sold over the terms of the arrangements with the suppliers. The misstatements arising from the contract review relate to the timing of recognizing certain cost and rebate elements, and the Company thus expects to recognize corresponding decreases to costs of products sold in future financial periods.

The Company's investigation and review described above identified required adjustments of approximately $208 million, of which approximately $27 million was recorded in the previously furnished fourth quarter 2018 cost of products sold. As a result, the cumulative net misstatements to the previously furnished or reported annual and interim financial statements were approximately $181 million, which, when reflected over the relevant periods, resulted in misstatements that are not quantitatively material to any prior year or quarter, but would have been significant to the fourth quarter of 2018 if corrected in that period. The impact of these corrections to previously reported financial statements is an increase to cost of products sold of approximately $25 million in 2015, $26 million in 2016 and $100 million in 2017. The impact to the previously furnished financial statements in 2018 is an increase in cost of products sold of approximately $30 million. These misstatements were also not quantitatively material to any quarter, with the largest correction being a $38 million increase to cost of products sold in the third quarter of 2017.
In addition, the Company evaluated other elements of these complex supplier contracts and arrangements, including the classification of leases embedded in supplier arrangements as capital or operating. As a result of the review, the Company identified certain arrangements that were improperly classified as embedded capital leases. The correction of this error did not impact previously reported 2017 net income and resulted in a decrease to previously furnished 2018 net loss of approximately $2 million. The correction reduced previously reported 2017 Adjusted EBITDA by approximately $2 million and previously furnished 2018 Adjusted EBITDA by approximately $33 million. The Company will also correct for these misstatements in connection with the restatement.
Intangible Asset and Goodwill Impairments
Subsequent to the issuance of the Company's Current Report on Form 8-K on February 28, 2019 disclosing material impairments, the Company identified errors in the calculations performed in connection with the interim goodwill and intangible asset impairment testing in the fourth quarter of 2018. The Company identified certain errors in projected net cash flows and allocation calculations, which resulted in a net increase of approximately $13 million to non-cash impairment losses in SG&A, as further described below.
The Company identified errors in the allocation of forecasted cash flows to certain brands used as a basis for the interim goodwill and intangible asset impairment testing as of December 29, 2018. Correcting this allocation error resulted in an increase to the impairment loss initially calculated for intangible assets of approximately $278 million, partially offset by a reduction to the impairment loss initially calculated for the goodwill reporting units of approximately $173 million. In addition, the corrections to the carrying value of the balance sheet at December 29, 2018 recorded as part of the correction of supplier rebate misstatements described above resulted in a further reduction to the goodwill impairment loss of approximately $92 million. The net impact of these misstatements was an increase of approximately $13 million from the previously disclosed $15.4 billion impairment loss in the fourth quarter of 2018.
Additionally, in the third quarter of 2018, the Company had previously determined that a definite-lived intangible asset had been impaired in the fourth quarter of 2016 and recorded an out-of-period correction of this misstatement of approximately $17 million to recognize the non-cash impairment loss. In connection with the restatement of prior periods, the Company will correct this previously identified misstatement to recognize this impairment loss in the appropriate period. In total, the Company expects to recognize adjustments to reduce non-cash impairment losses in SG&A by $4 million in 2018 and increase non-cash impairment losses in SG&A by $17 million in 2016 compared to previously furnished and reported amounts, respectively, to correct for each of the impairment misstatements noted above.
Other Adjustments
In addition, the restated financial statements will include other adjustments in historical periods, including those that were previously corrected for as immaterial out-of-period adjustments. These other adjustments are unrelated to the items described above.
Preliminary Estimated Impact of Misstatements
The following shows the preliminary estimated impact of misstatements for supplier rebates, capital leases, impairments and other misstatements described in the preceding paragraphs. The effect of the restatements in prior periods on both Adjusted EBITDA and Adjusted EPS is expected to be less than two percent in each year and less than four percent in each quarter. The misstatements also had less than one percent impact on total assets or total liabilities at December 30, 2017. The tables below illustrate the impact to net income/(loss), Adjusted EBITDA, diluted earnings per share ("diluted EPS") and Adjusted EPS for 2016 and 2017 as compared to the previously reported financial statements as well as the impact of these metrics for 2018 as compared to the previously furnished financial statements in the Earnings Release issued on February 21, 2019. These misstatements and illustrated restated numbers are preliminary, unaudited and subject to further change in connection with the completion of the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

The preliminary unaudited increase (decrease) in net income/(loss) for the misstatements for fiscal years 2016 to 2018 is expected to be as follows (in millions):

	Net Income/(Loss) as Previously Reported or Furnished(a)	Estimate of Misstatements (Unaudited)	Net Income/(Loss) as Restated (Unaudited)	% Change
2016 as Reported	$3,642	$(20)	$3,622	(0.5)%
2017 as Reported	10,990	(69)	10,921	(0.6)%
2018 as Furnished	(10,292)	27	(10,265)	0.3%

(a)
Fiscal 2016 and 2017 values are as reported in the Company’s 2017 Annual Report on Form 10-K filed on February 16, 2018. Fiscal 2018 values are unaudited and as furnished in the Earnings Release issued on February 21, 2019.

The preliminary unaudited increase (decrease) in Adjusted EBITDA for the misstatements for fiscal years 2016 to 2018 is expected to be as follows (in millions):

	Adjusted EBITDA as Previously Reported or Furnished(b)	Estimate of Misstatements (Unaudited)	Adjusted EBITDA as Restated (Unaudited)	% Change
2016 as Reported	$7,778	$(54)	$7,724	(0.7)%
2017 as Reported	7,930	(120)	7,810	(1.5)%
2018 as Furnished	7,084	(70)	7,014	(1.0)%

(b)
Fiscal 2016 and 2017 values are as reported in the Company’s 2017 Annual Report on Form 10-K filed on February 16, 2018. Fiscal 2018 values are unaudited and as furnished in the Earnings Release issued on February 21, 2019. Fiscal 2016 and 2017 as reported did not originally reflect the adoption of ASU 2017-07 related to the presentation of net periodic benefit cost (pension and postretirement cost), which was applied retrospectively for statement of income presentation of service cost components and other net periodic benefit cost components and will be recast in the Company’s 2018 Annual Report Form 10-K. The retrospective application is expected to reduce Adjusted EBITDA by approximately $125 million in fiscal 2016 and $160 million in fiscal 2017.

The preliminary unaudited increase (decrease) in diluted EPS for the misstatements for fiscal years 2016 to 2018 is expected to be as follows:

	Diluted EPS as Previously Reported or Furnished(c)	Estimate of Misstatements (Unaudited)	Diluted EPS as Restated (Unaudited)	% Change
2016 as Reported	$2.81	$(0.01)	$2.80	(0.4)%
2017 as Reported	8.95	(0.05)	8.90	(0.6)%
2018 as Furnished	(8.39)	0.02	(8.37)	0.2%

(c)
Fiscal 2016 and 2017 values are as reported in the Company’s 2017 Annual Report on Form 10-K filed on February 16, 2018. Fiscal 2018 values are unaudited and as furnished in the Earnings Release issued on February 21, 2019.

The preliminary unaudited increase (decrease) in Adjusted EPS for the misstatements for fiscal years 2016 to 2018 is expected to be as follows:

	Adjusted EPS as Previously Reported or Furnished(d)	Estimate of Misstatements (Unaudited)	Adjusted EPS as Restated (Unaudited)	% Change
2016 as Reported	$3.33	$(0.01)	$3.32	(0.3)%
2017 as Reported	3.55	(0.06)	3.49	(1.7)%
2018 as Furnished	3.53	(0.03)	3.50	(0.8)%

(d)
Fiscal 2016 and 2017 values are as reported in the Company’s 2017 Annual Report on Form 10-K filed on February 16, 2018. Fiscal 2018 values are unaudited and as furnished in the Earnings Release issued on February 21, 2019.

Management’s Report on Internal Control Over Financial Reporting
The Company anticipates identifying and reporting two or more material weaknesses in its internal controls over financial reporting in connection with these misstatements in its Annual Report on Form 10-K for the fiscal year ended December 29, 2018.

Securities and Exchange Commission Subpoenas
Following the Company’s Earnings Release issued on February 21, 2019, which disclosed the results of its interim goodwill and intangible asset impairment testing as of December 29, 2018, the Company received an additional subpoena from the SEC on March 1, 2019 associated with its assessment of goodwill and intangible asset impairments and related matters, and this subpoena also included document requests related to the procurement area. The Company cannot predict the eventual scope, duration, or outcome of any potential SEC investigation or whether it could have a material impact on the financial condition, results of operations, or cash flow of the Company. The Company has been responsive to the ongoing document requests, and as noted above, will continue to cooperate fully with the SEC.
The Company may receive additional requests for information from the SEC, including by way of subpoena.
Other
There have been several lawsuits filed against the Company, its Board of Directors, certain of the Company’s current and former officers, and other defendants relating to the matters discussed above. The Company intends to vigorously defend against these lawsuits.
The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) with PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm.

Forward Looking Statements
This Current Report on Form 8-K contains a number of forward-looking statements. Words such as “expect,” “believe,” “working,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the Company's plans and expectations, materiality or significance of the misstatements and adjustments presented, which are management's best estimates as of the date hereof, the restatement’s quantitative effects, the effectiveness of the restated financial statements and any anticipated conclusions of the Company, the Audit Committee, or the Board of Directors. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the control of the Company.
Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that additional information may arise out of the continuing review associated with the Subpoenas or otherwise prior to the expected filing with the SEC of the restated financial statements, the preparation of the Company's restated financial statements or other subsequent events that would require the Company to make additional adjustments, as well as inherent limitations in internal control over financial reporting. For other risk factors affecting the Company, see “Risk Factors” in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this report, except as required by applicable law or regulation.

Non-GAAP Financial Measures
This report includes Adjusted EBITDA and Adjusted EPS, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net income/(loss) and diluted EPS, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company's performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations. Management believes that presenting the Company's non-GAAP financial measures (i.e., Adjusted EBITDA and Adjusted EPS) is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company's results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company's business than could be obtained absent these disclosures.
Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), net, provision for/(benefit from) income taxes, and depreciation and amortization (excluding integration and restructuring expenses); in addition to these adjustments, the Company excludes, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), and equity award compensation expense (excluding integration and restructuring expenses). Adjusted EBITDA is a tool that can assist management and investors in comparing the Company's performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company's underlying operations.
Adjusted EPS is defined as diluted EPS excluding, when they occur, the impacts of integration and restructuring expenses, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), and U.S. Tax Reform discrete income tax expense/(benefit), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis. The Company believes Adjusted EPS provides important comparability of underlying operating results, allowing investors and management to assess operating performance on a consistent basis.
The following table presents a preliminary unaudited reconciliation of Adjusted EBITDA to net income/(loss), as previously furnished for the year ended December 29, 2018 in the Earnings Release issued on February 21, 2019, and as previously reported for the years ended December 30, 2017 and December 31, 2016.

	December 29, 2018	December 30, 2017	December 31, 2016
	(in millions)
Net income/(loss)	$(10,292)	$10,990	$3,642
Interest expense	1,288	1,234	1,134
Other expense/(income), net	(183)	9	(15)
Provision for/(benefit from) income taxes	(1,006)	(5,460)	1,381
Operating income/(loss)	(10,193)	6,773	6,142
Depreciation and amortization (excluding integration and restructuring expenses)	950	583	536
Integration and restructuring expenses	296	457	1,012
Deal costs	23	—	30
Unrealized losses/(gains) on commodity hedges	21	19	(38)
Impairment losses	15,939	49	53
Losses/(gains) on sale of business	15	—	—
Nonmonetary currency devaluation	—	—	4
Equity award compensation expense (excluding integration and restructuring expenses)	33	49	39
Adjusted EBITDA	$7,084	$7,930	$7,778

The following table presents the preliminary unaudited adjustments impacting Adjusted EBITDA, for each of the periods indicated.

	December 29, 2018	December 30, 2017	December 31, 2016
	(in millions)
Adjustments that impact net income/(loss)	$27	$(69)	$(20)
Adjustments to interest expense	(4)	—	—
Adjustments to other expense/(income), net	1	—	8
Adjustments to provision for/(benefit from) income taxes	(59)	(25)	(38)
Adjustments to operating income/(loss)	(35)	(94)	(50)
Adjustments to depreciation and amortization (excluding integration and restructuring expenses)	(32)	(3)	(22)
Adjustments to integration and restructuring expenses	—	(23)	—
Adjustments to deal costs	—	—	—
Adjustments to unrealized losses/(gains) on commodity hedges	—	—	—
Adjustments to impairment losses	(3)	—	18
Adjustments to losses/(gains) on sale of business	—	—	—
Adjustments nonmonetary currency devaluation	—	—	—
Adjustments to equity award compensation expense (excluding integration and restructuring expenses)	—	—	—
Total adjustments to Adjusted EBITDA	$(70)	$(120)	$(54)
The following table presents a preliminary unaudited reconciliation of Adjusted EBITDA to net income/(loss), as updated for the year ended December 29, 2018 and as restated for the year ended December 30, 2017 and for the year ended December 31, 2016.

	December 29, 2018	(As Restated) December 30, 2017	(As Restated) December 31, 2016
	(in millions)
Net income/(loss)	$(10,265)	$10,921	$3,622
Interest expense	1,284	1,234	1,134
Other expense/(income), net	(182)	9	(7)
Provision for/(benefit from) income taxes	(1,065)	(5,485)	1,343
Operating income/(loss)	(10,228)	6,679	6,092
Depreciation and amortization (excluding integration and restructuring expenses)	918	580	514
Integration and restructuring expenses	296	434	1,012
Deal costs	23	—	30
Unrealized losses/(gains) on commodity hedges	21	19	(38)
Impairment losses	15,936	49	71
Losses/(gains) on sale of business	15	—	—
Nonmonetary currency devaluation	—	—	4
Equity award compensation expense (excluding integration and restructuring expenses)	33	49	39
Adjusted EBITDA	$7,014	$7,810	$7,724

The following table presents a preliminary unaudited reconciliation of Adjusted EPS to diluted EPS, as previously furnished for the year ended December 29, 2018 in the Earnings Release issued on February 21, 2019, and as previously reported for the years ended December 30, 2017 and December 31, 2016.

	December 29, 2018	December 30, 2017	December 31, 2016
Diluted EPS	$(8.39)	$8.95	$2.81
Integration and restructuring expenses	0.33	0.26	0.57
Deal costs	0.02	—	0.02
Unrealized losses/(gains) on commodity hedges	0.01	0.01	(0.02)
Impairment losses	11.34	0.03	0.03
Losses/(gains) on sale of business	0.01	—	—
Other losses/(gains) related to acquisitions and divestitures	0.02	—	—
Nonmonetary currency devaluation	0.12	0.03	0.02
Preferred dividend adjustment	—	—	(0.10)
U.S. Tax Reform discrete income tax expense/(benefit)	0.07	(5.73)	—
Adjusted EPS	$3.53	$3.55	$3.33
The following table presents the preliminary unaudited adjustments impacting Adjusted EPS, for each of the periods indicated.

	December 29, 2018	December 30, 2017	December 31, 2016
Adjustments that impact diluted EPS	$0.02	$(0.05)	$(0.01)
Adjustments to integration and restructuring expenses	(0.01)	(0.02)	—
Adjustments to deal costs	—	—	(0.01)
Adjustments to unrealized losses/(gains) on commodity hedges	—	—	—
Adjustments to impairment losses	(0.06)	—	0.01
Adjustments to losses/(gains) on sale of business	—	—	—
Adjustments to other losses/(gains) related to acquisitions and divestitures	—	—	—
Adjustments to nonmonetary currency devaluation	—	—	—
Adjustments to deferred dividend adjustment	—	—	—
Adjustments to U.S. Tax Reform discrete income tax expense/(benefit)	0.02	0.01	—
Total adjustments to Adjusted EPS	$(0.03)	$(0.06)	$(0.01)
The following table presents a preliminary unaudited reconciliation of Adjusted EPS to diluted EPS, as updated for the year ended December 29, 2018 and as restated for the years ended December 30, 2017 and December 31, 2016.

	December 29, 2018	(As Restated) December 30, 2017	(As Restated) December 31, 2016
Diluted EPS	$(8.37)	$8.90	$2.80
Integration and restructuring expenses	0.32	0.24	0.57
Deal costs	0.02	—	0.01
Unrealized losses/(gains) on commodity hedges	0.01	0.01	(0.02)
Impairment losses	11.28	0.03	0.04
Losses/(gains) on sale of business	0.01	—	—
Other losses/(gains) related to acquisitions and divestitures	0.02	—	—
Nonmonetary currency devaluation	0.12	0.03	0.02
Preferred dividend adjustment	—	—	(0.10)
U.S. Tax Reform discrete income tax expense/(benefit)	0.09	(5.72)	—
Adjusted EPS	$3.50	$3.49	$3.32

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Kraft Heinz Company

Date: May 6, 2019	By:	/s/ David H. Knopf
David H. Knopf
Executive Vice President and Chief Financial Officer